Exhibit 4.1

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of March 17, 2026 (this “Supplemental Indenture”), by and between CONFLUENT, INC., a Delaware corporation, as issuer (the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), supplements the Indenture, dated as of December 13, 2021 (the “Indenture”), between the Company and the Trustee.

WITNESSETH:

WHEREAS, pursuant to the Indenture, the Company issued $1,100,000,000 aggregate principal amount of 0% Convertible Senior Notes due 2027 (the “Notes”);

WHEREAS, the Company is a party to that certain Agreement and Plan of Merger, dated as of December 7, 2025 (as amended, supplemented or otherwise modified, the “Merger Agreement”), by and among International Business Machines Corporation, a New York corporation (“Parent”), the Company and Corvo Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), pursuant to which, each share of Common Stock of the Company (a “Share”) issued and outstanding immediately prior to the effective time of the Merger (as defined below) (other than certain Shares as set forth in the Merger Agreement) will be converted into the right to receive $31.00 in cash, without interest (the “Merger Consideration”), subject to applicable withholding taxes;

WHEREAS, the merger of Sub with and into the Company, with the Company continuing as the surviving entity and a wholly owned subsidiary of Parent (the “Merger”), has been consummated on the date hereof in accordance with the Merger Agreement, substantially concurrently with the execution and delivery of this Supplemental Indenture;

WHEREAS, pursuant to Section 14.07(a) of the Indenture, the Merger constitutes a Share Exchange Event, and the Company and the Trustee are required to enter into a supplemental indenture providing that from and after the Effective Time the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the units of Reference Property;

WHEREAS, pursuant to the terms of the Merger Agreement and Section 14.07(a) of the Indenture, each unit of Reference Property consists of $31.00 in cash;

WHEREAS, Section 10.01(g) of the Indenture provides that the Company and the Trustee may enter into a supplemental indenture, without the consent of the Holders of any of the Notes at the time outstanding, in connection with any Share Exchange Event to provide that the Notes are convertible into Reference Property, subject to the provisions of Section 14.02 of the Indenture, and to make related changes to the terms of the Notes to the extent expressly required by Section 14.07 of the Indenture;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all conditions precedent provided for in the Indenture relating to the execution of this Supplemental Indenture have been complied with.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and proportionate benefit of the Holders as follows:

ARTICLE I
TERMS

Section 1.01        Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture. In accordance with Section 14.07 of the Indenture and pursuant to the terms of the Merger,

“Daily VWAP” shall mean $31.00;

“Last Reported Sale Price” shall mean $31.00;

“Reference Property” shall mean cash;

“Stock Price” shall mean $31.00; and

“unit of Reference Property” shall mean $31.00 in cash.

ARTICLE II
EFFECT OF MERGER

Section 2.01         Conversion Right. Pursuant to Section 14.07(a) of the Indenture, from and after the date of this Supplemental Indenture, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to the Merger would have owned or been entitled to receive upon the Merger, which shall be a number of units of Reference Property equal to the applicable Conversion Rate. The provisions of the Indenture, as modified herein, shall continue to apply, mutatis mutandis, to the Holders’ right to convert the Notes and the Conversion Obligation due upon any conversion of any Note, and the conditions to any such conversion, shall be determined in the same manner as if each reference to any number of shares of Common Stock in Article 14 of the Indenture (or in any related definitions) were instead a reference to the same number of units of Reference Property.

ARTICLE III
ACCEPTANCE OF SUPPLEMENTAL INDENTURE

Section 3.01        Trustee’s Acceptance. The Trustee hereby accepts this Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

ARTICLE IV
MISCELLANEOUS PROVISIONS

Section 4.01         Governing Law; Waiver of Trial by Jury. THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.02         Effectiveness; Construction. This Supplemental Indenture shall become effective upon its execution and delivery by the Company and the Trustee as of the date hereof. Upon the execution of this Supplemental Indenture pursuant to Article 10 and Section 10.01(g) of the Indenture, the Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under the Indenture of the Trustee, the Company and the Holders shall hereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of the Supplemental Indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes. The Indenture and this Supplemental Indenture shall henceforth be read and construed together.

Section 4.03         Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 4.04         Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 4.05        Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein provided.

Section 4.06        The Trustee. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The Trustee is not charged with any knowledge of the Merger Agreement or any of the terms thereof.

Section 4.07        Effect on Successors and Assigns. Notwithstanding Section 17.08 of the Indenture, all agreements of the Company, the Trustee, the Note Registrar, the Paying Agent and the Conversion Agent in this Supplemental Indenture will bind their respective successors.

Section 4.08       Headings, Etc. The titles and headings of the articles and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 4.09        Severability. In the event any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

CONFLUENT, INC.

By:	/s/ Mark Hobbert
Name: Mark Hobbert
Title: Treasurer

[Signature Page to Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Bradley E. Scarbrough
Name: Bradley E. Scarbrough
Title: Vice President

[Signature Page to Supplemental Indenture]